Exhibit 10.1

REMSLEEP HOLDINGS, INC.

IP ASSIGNMENT AGREEMENT

THIS IP ASSIGNMENT AGREEMENT is made as of September 6, 2023 (the “Effective Date”), between Remsleep Holdings, Inc., a Nevada corporation (the "Company"), and Thomas J. Wood (the "Assignor").

WHEREAS, Assignor has agreed to convey, transfer, and assign to the Company any and all intellectual property assets and related rights owned by Assignor and related to the business of the Company as conducted at the Effective Date.

WHEREAS, the Company has agreed to issue to Assignor shares of the Company’s Series C Preferred Stock according to the terms and conditions contained herein.

THEREFORE, the parties agree as follows:

1. Assignment. Assignor hereby irrevocably conveys, transfers, and assigns to the Company all of Assignor’s right, title, and interest in, to, and under all inventions; patents and patent applications; trade secrets; non-public know-how; discoveries; improvements; concepts; ideas; methods; processes; procedures; designs; plans; schematics; drawings; technical data; specifications; research and development information; marks, names, and trade dress; copyrights; and, all goodwill connected with the use thereof and symbolized thereby related to the business of the Company as of and at the Effective Date, including but not limited to rights the Assignor would have had in the patents identified on Exhibit A, had Assignor not agreed to assign the patent rights (collectively, the “Assigned IP”).

2. Issuance of Shares. As additional consideration for the Assigned IP, the Company hereby agrees to issue to Assignor an aggregate of 2,000,000 shares of the Company's Series C Preferred Stock (the "Shares"). The Company believes that the issuance of the Shares in exchange for the Assigned IP is fair to the Company as of the Effective Date.

3. The Company’s Use and Enjoyment.

(a) The rights, title, and interest assigned under Section 1, above, shall be for the Company’s own use and enjoyment, and for the use and enjoyment of Company’s successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment of the Assigned IP had not been made.

(b) Assignor represents and warrants that all of the Assigned IP is exclusively owned by Assignor, free and clear of any encumbrances.

(c) Assignor agrees to perform all commercially reasonable acts deemed necessary or desirable by the Company to permit and assist the Company, at the Company’s expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Assigned IP. Such acts may include, but are not limited to, execution of documents and assistance or cooperation (i) in the filing, prosecution, registration, and memorialization of assignment of any applicable patents, copyrights, trademark, mask work, or other applications, (ii) in the enforcement of any applicable patents, copyrights, trademark, mask work, moral rights, trade secrets, or other proprietary rights, and (iii) in other legal proceedings related to the Assigned IP.

4. Investment Representations; Restrictions on Transfer.

In connection with the purchase of the Shares, the Assignor represents to the Company the following:

(i) The Assignor is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Assignor is purchasing these Shares for investment for the Assignor's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

(ii) The Assignor acknowledges and understands that the Shares constitute "restricted securities" under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Assignor further acknowledges and understands that the Company is under no obligation to register the Shares. The Assignor understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

(iii) The Assignor is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of securities acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. The Assignor acknowledges that in the event all of the requirements of Rule 144 are not met, compliance with Regulation A or some other registration exemption will be required; and that although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

5. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

6. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

7. General Provisions.

(a) This Agreement shall be governed by the laws of the State of Nevada. This Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by the Assignor and may only be modified or amended in writing signed by both parties.

(b) Any notice, demand or request required or permitted to be given by either the Company or the Assignor pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

(c) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by the Company's successors and assigns. The rights and obligations of the Assignor under this Agreement may only be assigned with the prior written consent of the Company.

(d) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

(e) The Assignor agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

REMSLEEP HOLDINGS, INC.	ASSIGNOR:
a Nevada corporation

By:
Title:	Thomas J. Wood, CEO	Thomas J. Wood

EXHBIT A

INTELLECTUAL PROPERTY RIGHTS IN PATENTS

[ ]	Application No.	Patent No.	Earliest Publication No.	Attorney Docket No.	Status Date	Filing or 371(c) Date
[ ]	15/595,990	10987481	US 2017-0368285 A1	3948.0	04-07-2021	05-16-2017
[ ]	29/763,547	D985115	-	3948.1	04-12-2023	12-23-2020
[ ]	17/215,589	-	US 2021-0213229 A1	3948.2	08-22-2021	03-29-2021
[ ]	29/776,221	-	-	3948.3	04-19-2021	03-29-2021
[ ]	18/092,218	-	US 2023-0149653 A1	3948.4	02-10-2023	12-31-2022
[ ]	29/869,485	-	-	3948.5	01-16-2023	12-31-2022